Principal Exchange-Traded Funds 711 High Street, Des Moines, IA 50392

August 13, 2026
State Street Global Services One Congress Street
Boston, Massachusetts 02114-2016
Attention: David Whelan, Senior Vice President
Re: PRINCIPAL EXCHANGE-TRADED FUNDS (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established new series of shares to be known as Principal Equity Premium Income ETF (the “Portfolio”).
In accordance with Section 20.5, the Additional Portfolios provision, of the Custodian Agreement dated as of May 21, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PRINCIPAL EXCHANGE-TRADED FUNDS
On behalf of:

PRINCIPAL EQUITY PREMIUM INCOME ETF

		By:	/s/ Adam U. Shaikh
		Name:	Adam U. Shaikh
		Title:	Vice President, Assistant General Counsel, and Assistant Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Senior Vice President

Effective Date: August 13, 2026

EXHIBIT A

APPENDIX A
TO
CUSTODIAN AGREEMENT

Principal Active High Yield ETF
Principal Capital Appreciation Select ETF
Principal CLO ETF
Principal Equity Premium Income ETF
Principal Focused Blue Chip ETF
Principal Inflation Protection ETF
Principal International Equity ETF
Principal Investment Grade Corporate
ETF Principal Long Duration ETF
Principal Quality ETF
Principal Real Estate Active Opportunities ETF
Principal Securitized Debt ETF
Principal Spectrum Preferred Securities Active ETF
Principal Spectrum Preferred and Income ETF
Principal U.S. Mega-Cap ETF
Principal U.S. Small-Cap ETF
Principal Value ETF